UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 30, 2026

Hudson Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

New York
(State or Other Jurisdiction of Incorporation)

1-13412	13-3641539
(Commission File Number)	(IRS Employer Identification No.)

300 Tice Boulevard, Suite 290, Woodcliff Lake, New Jersey	07677
(Address of Principal Executive Offices)	(Zip Code)

(845) 735-6000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HDSN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Executive Officer

On January 30, 2026, the Board of Directors of Hudson Technologies, Inc. (the “Company”) appointed Robert A. Stoody as the Company’s Senior Vice President - Operations.

Mr. Stoody, age 42, has served in various executive roles with the Company since January 2015. Prior to his appointment as Senior Vice President - Operations in January 2026, he served as Vice President of Supply Chain from August 2025 through December 2025, and as Vice President, Military and Gases Division from January 2015 through November 2025. Mr. Stoody’s previous roles included serving as President of Compressed Cylinder Services, Inc. from 2012 until its acquisition by the Company in 2015, and as Executive Vice President of Stoody Industrial & Welding Supply, Inc. from 2002 until 2012. Mr. Stoody holds an A.A. degree from San Diego Mesa College.

Employment Agreement

The Company’s subsidiary Hudson Technologies Company previously entered into an agreement with Robert A. Stoody dated November 2, 2021, which remains in effect.

Pursuant to the agreement Mr. Stoody has agreed to certain covenants and restrictions, which include an agreement that Mr. Stoody will not compete with the Company in the United States for a period of six months after his termination for any reason. The agreement also provides that in the event of his involuntary separation without cause, or in the event of his voluntary separation for a good reason as enumerated in the agreement, Mr. Stoody will receive severance payments, in the form of the continuation of his annual base salary and benefits for a period of six months, and a lump sum payment, subject to performance criteria, equivalent to the highest bonus paid to him in the three years prior to his termination, pro-rated to the date of his termination.  In addition, the agreement provides that in the event of his involuntary separation without cause, or in the event of his voluntary separation for a good reason as enumerated in the agreement, all stock options, stock appreciation rights, and any similar rights which Mr. Stoody holds on the date of termination of employment shall become fully vested and be exercisable on the date of termination of employment, and shall remain exercisable following the termination of employment until (i) expiration of the six month severance period, (ii) termination of severance benefits due to a breach of the agreement by Mr. Stoody, or (iii) expiration of the original term of the stock option, stock appreciation right or similar right, whichever first occurs.

The description of the agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Agreement dated as of November 2, 2021 between Hudson Technologies Company and Robert A. Stoody
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2026

HUDSON TECHNOLOGIES, INC.

By:	/s/ Brian J. Bertaux
	Name:	Brian J. Bertaux
	Title:	Chief Financial Officer & Secretary

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